EXECUTION VERSION

Exhibit 10.2

SUPPLEMENT NO. 1 dated as of February 6, 2013 to the Master Guarantee Agreement dated as of July 29, 2010, among IGLOO INTERMEDIATE CORPORATION (“Holdings”), IGLOO MERGER CORPORATION, INTERACTIVE DATA CORPORATION (the “Borrower”), the subsidiaries of Holdings party thereto (Holdings, the Borrower and such subsidiaries being collectively referred to as the “Guarantors”) and BANK OF AMERICA, N.A., as Administrative Agent.

A. Reference is made to the Credit Agreement dated as of July 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Igloo Intermediate Corporation, a Delaware corporation (“Holdings”), Igloo Merger Corporation, a Delaware corporation, Interactive Data Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrower. Section 5.13 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor (and a Guarantor) thereunder. Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Subsidiary of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Subsidiary’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to the New Subsidiary are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guarantee Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary.”

SECTION 9. The New Subsidiary is a limited liability company duly formed under the law of Delaware.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Master Guarantee Agreement as of the day and year first above written.

BONDEDGE SOLUTIONS LLC

By	/s/ VINCENT A. CHIPPARI
Name: Vincent A. Chippari Title: Treasurer

SIGNATURE PAGE TO SUPPLEMENT TO MASTER GUARANTEE AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By	/s/ ALYSA A. TRAKAS
Name: Alysa A. Trakas Title: Director

SIGNATURE PAGE TO SUPPLEMENT TO MASTER GUARANTEE AGREEMENT